EXHIBIT 10.10


                  AMENDED ENGAGEMENT LETTER AMENDMENT AGREEMENT


         THIS AGREEMENT, made this 30th day of November, 2001, by and between MCCAMIC & MCCAMIC, a general partnership (hereinafter called "Law Firm"), party of the first part, AMERICAN BANCORPORATION, an Ohio corporation, with its office and principal place of business located in St. Clairsville, Ohio (hereinafter called "American"), party of the second part, and WESBANCO, INC., a West Virginia corporation, with its office and principal place of business located in Wheeling, West Virginia (hereinafter called "Wesbanco"), party of the third part.

         WHEREAS, American and the Law Firm heretofore entered into a certain Engagement Letter dated October 10, 2000 (hereinafter called "Engagement Letter") providing for the payment of a certain retainer fee, together with certain hourly rates for services rendered by the Law Firm to American, and

         WHEREAS, American and Wesbanco have heretofore entered into a certain Agreement and Plan of Merger dated the 22nd day of February, 2001, whereby American shall be merged with and into a wholly owned subsidiary of Wesbanco and American's operating subsidiaries will be merged with and into various operating subsidiaries of Wesbanco, and

         WHEREAS, the parties desire to amend said Engagement Letter effective as of the date of consummation of the aforesaid mergers and the parties desire to memorialize said amendments in accordance with terms and conditions of this Agreement, and

         WHEREAS, the parties hereto entered into an Amendment Agreement dated the 22nd day of February, 2001 which the parties hereby revoke and substitute the following therefore.


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         NOW,   THEREFORE,   THIS   AGREEMENT   WITNESSETH:   That  for  and  in
consideration of the mutual promises and covenants hereinafter contained, the parties hereto do hereby agree as follows:

         1. The Engagement Letter currently provides for a monthly retainer fee of Twenty-five Thousand Dollars ($25,000.00), plus expenses, to be paid to the Law Firm for the services provided to American by Jeremy C. McCamic. Effective as of the date of merger of American pursuant to said Agreement and Plan of Merger, said retainer fee shall be reduced to an amount of Six Thousand Dollars ($6,000.00) per month whereby the said firm shall continue to provide legal services to the resulting corporation. The parties hereby acknowledge and agree that said payments shall continue for a term of six (6) years after said merger, with payments of Six Thousand Dollars ($6,000.00) per month as a minimum retainer for services to be provided by the firm.

         2. All other terms and conditions of said Engagement Letter, including the hourly rates therein set forth for miscellaneous work, together with the rates to be provided for the title work requested by the resulting financial institution, shall continue in full force and effect.

         3. The parties hereto agree that the hourly rate charges therein reflected may be reviewed annually as of the first day of each calendar year during the term of this Agreement, and the parties shall mutually agree upon an hourly rate for the work to be performed thereunder.

         4. Consistent with the above provisions, the term of this Agreement shall extend for a period of six (6) years from and after the date of said merger. This Agreement may be assigned by the parties hereto upon prior written notice to each party.

         5. So long as a member of said firm continues to serve on the Board of Directors of Wesbanco or any of its affiliated companies, the firm shall be permitted to maintain


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

hospitalization insurance for its employees through Wesbanco's hospitalization insurance program upon payment of the premiums for such coverage at the rate, from time to time in effect, for such coverage considering both the employer and the employee cost therefor.

         WITNESS the following signatures:


                                           MCCAMIC & MCCAMIC


                                           By /s/ JEFF MCCAMIC
                                              ----------------------------------
                                                  Its Managing Partner




                                           AMERICAN BANCORPORATION


                                           By /s/ BRENT E. RICHMOND
                                              ----------------------------------
                                                  Its President



                                           WESBANCO, INC.


                                           By /s/ PAUL M. LIMBERT
                                              ----------------------------------
                                                  Its President









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